Exhibit 10.1

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of August 5, 2013 (this “Agreement”), is made by and among JTH HOLDING, INC., a Delaware corporation (the “Borrower”), SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement defined below) and as issuing bank (the “Issuing Bank”) and swingline lender (the “Swingline Lender”), the Lenders party hereto, JTH TAX, INC., a Delaware corporation (“JTH”), LTS PROPERTIES, LLC, a Virginia limited liability company (“Properties”), LTS SOFTWARE INC., a Virginia corporation (“Software”), WEFILE INC., a Virginia corporation (“Wefile”), JTH FINANCIAL, LLC, a Virginia limited liability company (“JTH Financial”), and JTH PROPERTIES 1632, LLC, a Virginia limited liability company (“1632,” and together with JTH, Properties, Software, Wefile and JTH Financial, collectively, the “Subsidiary Loan Parties,” and together with the Borrower, collectively, the “Loan Parties,” and individually, a “Loan Party”).

RECITALS:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Revolving Credit and Term Loan Agreement, dated as of April 30, 2012, as amended by the Waiver and Amendment to Revolving Credit and Term Loan Agreement, dated as of December 19, 2012, as amended by the Supplement and Joinder Agreement, dated as of December 28, 2012, as amended by the Waiver to Revolving Credit and Term Loan Agreement, dated as of March 8, 2013 (as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement and undefined herein shall have the same defined meanings when such terms are used in this Agreement;

WHEREAS, the Borrower has been in discussions with the staff (the “Staff”) of the Securities and Exchange Commission’s Division of Corporation Finance regarding comment letters and oral comments Borrower received from the Staff, relating to the Borrower’s Form 10-K for the fiscal year ended April 30, 2012 and Form 10-Q for the quarterly period ended January 31, 2013;

WHERAS, the Staff’s inquiry has predominately focused on the Borrower’s accounting policies related to the timing of the Borrower’s recognition of franchise fee revenue for both territory and area developer sales;

WHEREAS, in connection with the Staff’s inquiry, the Borrower and its independent accountants are reviewing the Borrower’s revenue recognition policies, the Borrower and its accountants are engaged in a dialogue with the Staff regarding the policies and the resolution of the Staff’s comments, and the Borrower has engaged additional accounting experts to assist it in resolving the Staff’s comments;

WHEREAS, both the amount of time that may be required for the Borrower and its accountants to complete the accounting policy review and resolve the Staff’s comments, and the potential outcome of that review and resolution (including possible prospective and retroactive changes in the Borrower’s revenue recognition policies), could cause the Borrower to be and to have been noncompliant with one or more provisions of the Credit Agreement relating to (a) the Borrower’s obligation to timely deliver financial reports and information to the Administrative Agent and the Lenders and to file financial reports with Governmental Authorities, and (b) the accuracy and compliance with GAAP of financial information previously provided by the Borrower to the Administrative Agent and the Lenders under the Credit Agreement (and the accuracy of financial calculations and certifications based upon such financial information) (collectively, the “Potential Financial Noncompliance Matters”); and

WHEREAS, in order for the Borrower to maintain certainty with respect to its ongoing business operations during the financial review and resolution process, and with respect to its ability to comply with any Securities and Exchange Commission directives, the Borrower and the other Loan Parties have requested certain temporary indulgences from the Administrative Agent and the Lenders.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.             Incorporation of Recitals.  The foregoing recitals to this Agreement are incorporated in and made a part of this Agreement to the same extent and the same effect as if fully set forth herein.

2.             Standstill Period.  Subject to the terms and conditions of this Agreement, each of the Lenders and the Administrative Agent hereby agrees that during the period commencing on the date hereof and ending on August 31, 2013 (the “Standstill Period”):

(a)           if the Potential Financial Noncompliance Matters constitute one or more Defaults or Events of Default (including without limitation, as a result of a failure by the Borrower to timely deliver its annual financial statements for Fiscal Year 2013 in accordance with Section 5.1(a) of the Credit Agreement or to file that information and related reports with Governmental Authorities on a timely basis), it shall take no action to declare a Default or Event of Default as a result of the Potential Financial Noncompliance Matters; and

(b)           so long as no other Default or Event of Default (existing not as a result of the Potential Financial Noncompliance Matters) has not occurred and is continuing, the Borrower shall continue to be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of the Credit Agreement, provided that the aggregate principal amount of Revolving Loans outstanding during the Standstill Period shall not exceed the budgeted borrowing amount for such period set forth in the consolidated budget for the fiscal year that commenced on May 1, 2013 delivered by the Borrower pursuant to Section 5.1(d) of the Credit Agreement, notwithstanding the existence of the Potential Financial Noncompliance Matters, and the terms and conditions of the Credit Agreement that provide that the Borrower may not borrow or reborrow should there exist a Default or Event of Default or should any of the conditions set forth in Section 3.2 not be satisfied or waived shall be deemed waived during the Standstill

Period only, and solely with respect to the Potential Financial Noncompliance Matters (and in the applicable Notice of Borrowing, the Borrower may note this waiver).

3.             No Implied Waivers.  Each of the Borrower and each other Loan Party acknowledges and agrees that the Administrative Agent’s and Lenders’ agreements set forth in Section 2 above shall not constitute a waiver, express or implied, of any other Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents (other than the limited waiver solely with respect to the Potential Financial Noncompliance Matters described in Section 2(b) above, which waiver shall apply only during the Standstill Period), nor shall it create any obligation, express or implied, on the part of the Administrative Agent or any Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of the Credit Agreement or any of the other Loan Documents.  Other than as provided in Section 2 and 3, the Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrower and the other Loan Parties with the Credit Agreement and each of the other Loan Documents, notwithstanding the the Administrative Agent’s and Lenders’ agreements set forth in Section 2 above, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrower or any other Loan Party for waivers or amendments of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents.

4.             Conditions to Effectiveness of this Agreement.  This Agreement and the limited waiver contained herein shall become effective on the date (the “Agreement Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a)           The Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of the Borrower and the other Loan Parties.

(b)           Other than the Potential Financial Noncompliance Matters, no event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c)           All representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct in all material respects at the Agreement Effective Date as if made on and as of such Agreement Effective Date, except that (a) any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, (b) each other representation or warranty expressly stated to be made as of the Closing Date shall not be deemed to have been repeated as of any date other than the Closing Date, and (c) any representation or warranty relating to any financial statements shall be deemed to be qualified by the existence of the Potential Financial Noncompliance Matters.

(d)           The Borrower shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrower and the other Loan Parties to authorize the execution and delivery of this Agreement, (2) certified copies of any amendments to the articles or certificate of incorporation, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrower and each other Loan Party executing this Agreement and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e)           All documents delivered pursuant to this Agreement must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Agreement must be satisfactory to the Administrative Agent’s counsel.

5.             Amendment Only; No Novation; Modification of Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that this Agreement only amends the terms of the Credit Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrower and each other Loan Party ratifies and confirms the terms and provisions of, and its obligations under, the Credit Agreement and the other Loan Documents in all respects.  Each of the Borrower and each other Loan Party acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Agreement.  To the extent of a conflict between the terms of any Loan Document and the terms of this Agreement, the terms of this Agreement shall control.

6.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns.

7.             No Further Amendments.  Nothing in this Agreement or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

8.             Representations and Warranties.  Each of the Borrower and each other Loan Party represents and warrants that this Agreement has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors or comparable managing body.  All other representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Agreement and are deemed to have been repeated as of the date of this Agreement with the same force and effect as if set forth in this Agreement, except that (a) any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, (b) each other representation or warranty expressly stated to be made as of the Closing Date shall not be deemed to have been repeated as of any date other than the Closing Date, and (c) any representation or warranty relating to any financial statements shall be deemed to be qualified by the existence of the Potential Financial Noncompliance Matters.

9.             Confirmation of Lien.  Each of the Borrower and each other Loan Party hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Credit Agreement and the other Loan Documents and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loans or the priority thereof over other liens, charges, encumbrances or conveyances.

10.          Ratification.  The terms of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are ratified and affirmed by the Borrower and each other Loan Party.

11.          Fees and Expenses.  The Borrower agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation and administration of this Agreement.

12.          Severability.  Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.          Governing Law.  This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.  THIS WAIVER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

14.          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective duly authorized representatives all as of the day and year first above written.

BORROWER:

JTH HOLDING, INC., a Delaware corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Vice President and Chief Financial Officer

SUBSIDIARY LOAN PARTIES:

JTH TAX, INC., a Delaware corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Vice President and Chief Financial Officer

LTS PROPERTIES, LLC, a Virginia limited liability company

By: JTH TAX, INC., a Delaware corporation

	By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

LTS SOFTWARE INC., a Virginia corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Chief Financial Officer

WEFILE INC., a Virginia corporation

By:		/s/Kathleen Curry
Name:		Kathleen Curry
Title:		President

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JTH FINANCIAL, LLC, a Virginia limited liability company

By: JTH HOLDING, INC., a Delaware corporation

By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

JTH PROPERTIES 1632, LLC, a Virginia limited liability company

By: JTH FINANCIAL, LLC, a Virginia limited liability company, Manager

By: JTH HOLDING, INC., a Delaware corporation

By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank and as Swingline Lender

By:	/s/David Bennett
Name:	David Bennett
Title:	Director

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LENDERS:

SUNTRUST BANK, as Lender

By:	/s/David Bennett
Name:	David Bennett
Title:	Director

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CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/Tracy Van Riper
Name:	Tracy Van Riper
Title:	Senior Vice President

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BANK OF AMERICA, N.A., as Lender

By:	/s/Jundie Cadiena
Name:	Jundie Cadiena
Title:	Senior Vice President

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BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/S. Hearst Vann
Name:	S. Hearst Vann
Title:	Senior Vice President

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/Duncan S. Owen III
Name:	Duncan S. Owen III
Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/Paula Smith
Name:	Paula Smith
Title:	Senior Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Tavis B. Maxwell
Name:	Tavis B. Maxwell
Title:	Vice President

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BMO HARRIS FINANCING, INC., as a Lender

By:	/s/Elizabeth Armstrong
Name:	Elizabeth Armstrong
Title:	Director